Exhibit 10.2

THIRD AMENDMENT
TO
CONSULTING AGREEMENT
This Third Amendment to Consulting Agreement (as amended from time to time, this “Amendment”) is effective as of January 1, 2019 (the “Effective Date”), by and among Trupanion Managers USA, Inc., an Arizona corporation (the “Company”) and Howard Rubin, an independent contractor of the Company (“You” or “Rubin”, and together with the Company, the “Parties”). Capitalized terms used but not defined in this Amendment have the meanings given to them in the Existing Agreement (defined below).
RECITALS
WHEREAS, the Parties have entered into a Consulting Agreement, dated May 5, 2014, as amended by the First Amendment to Consulting Agreement and the Second Amendment to Consulting Agreement (the “Existing Agreement”); and
WHEREAS, the Parties desire to, inter alia, amend the compensation payable by Company to Rubin under the Existing Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, and upon the terms and conditions set forth below, the Parties agree as follows:

1.	Amendments to Existing Agreement. As of the Effective Date, the Existing Agreement is hereby amended or modified as follows:

a.	Section 2 of the Existing Agreement is hereby amended in its entirety to read as follows:
“The Term of this Agreement shall commence on the date set forth above and will continue for an initial term through December 31, 2019, unless earlier terminated in accordance with paragraph 10.1 (the “Initial Term”). Upon the expiration of the Initial Term, this Agreement will automatically renew for additional one year terms unless either party provides notice of non-renewal prior to beginning of the new term (together, the “Term”).”

b.	Schedule 1, Section 1 of the Existing Agreement is hereby amended by inserting at the end of such Section the following new Section 1(d):
“Beginning January 1, 2019, You will be compensated an annual amount of $75,000/year for Projects. You will provide no fewer than 20 Project Days per year, as You and the Company reasonably and mutually determine appropriate.

The Fees payable will be as follows:

Month	Amount
January	$ 6,250
February	$ 6,250
March	$ 6,250
April	$ 6,250
May	$ 6,250
June	$ 6,250
July	$ 6,250
August	$ 6,250
September	$ 6,250
October	$ 6,250
November	$ 6,250
December	$ 6,250
Total	$ 75,000

“

2.
Severability. Any term or provision of this Amendment that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of the Existing Agreement, as modified by this Amendment, or affecting the validity or enforceability of any of the terms or provisions of the Existing Agreement, as modified by this Amendment, in any other jurisdiction. If any provision of the Existing Agreement, as modified by this Amendment, is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

3.	Amendment. The terms and conditions of this Amendment may be amended or waived only in writing executed by duly authorized representatives of the Parties.

4.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto by their respective duly authorized representatives have executed this Amendment to be effective as of the Effective Date.
TRUPANION MANAGERS USA, INC., an Arizona corporation
By: /s/ Margaret Tooth
Name: Margaret Tooth
Title: CMO
Date: March 8th 2019

HOWARD RUBIN
By: /s/ Howard Rubin
Name: Howard Rubin
Date: March 11th 2019

[Counterpart Signature Page to Third Amendment to Consulting Agreement]